UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20459

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: December 20, 2012

(Date of earliest event reported)

LTC PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland	1-11314	71-0720518
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No)

2829 Townsgate Road, Suite 350

Westlake Village, CA  91361

(Address of principal executive offices)

(805) 981-8655

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. — Completion of Acquisition or Disposition of Assets

On December 20, 2012, LTC Properties, Inc. (“the Company”) acquired from Juniper Communities, LLC and its affiliates (collectively “Juniper”) two assisted living facilities with a total of 130 units and three memory care facilities with a total of 136 units for an aggregate purchase price of approximately $82.0 million. Three of the properties are located in New Jersey and two are located in Colorado. The Company financed the acquisition with funds drawn from its unsecured revolving line of credit.  Simultaneous with the acquisition, the Company leased the five properties, in a master triple-net lease structure, to an entity affiliated with Juniper at an initial cash yield of 7.0% and an estimated GAAP yield of 8.1%.  The initial term of the lease is 15 years with two 5-year renewal options and annual rent escalations of 1.5% for the first two years of the master triple-net lease and annual rent escalations of 2.25% thereafter.

In connection with the $82.0 million acquisition described above, the Company also expects to acquire from Juniper a 72-unit assisted living facility located in Pennsylvania for approximately $12.0 million. The Company plans to finance the acquisition with funds drawn from its unsecured revolving line of credit and the assumption of approximately $6.8 million of an existing U.S. Department of Housing and Urban Development (“HUD”) insured loan encumbering the facility.  The HUD loan bears interest at 3.75% and matures in 2051.  Closing is subject to, among other things, the consent of HUD to the assignment to and assumption by the Company of the HUD loan, which is anticipated to occur in 2013. Simultaneous with the acquisition of this property, the Company intends to lease the property to an entity affiliated with Juniper under similar terms and conditions as the master triple-net lease described above.

Additionally on December 20, 2012, the Company originated a $5.1 million two-year interest-only bridge loan to an entity affiliated with Juniper.  The loan is secured by a 70-unit assisted living property in Pennsylvania and bears interest at 7.0% annually increasing by 1.5% in the second year.

Forward Looking Statements

This report includes statements that are not purely historical and are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future. All statements other than historical facts contained in this report are forward looking statements. These forward looking statements involve a number of risks and uncertainties. Please see our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q, and in our other publicly available filings with the Securities and Exchange Commission for a discussion of these and other risks and uncertainties. All forward looking statements included in this report are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such forward looking statements. Although the Company’s management believes that the assumptions and expectations reflected in such forward looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward looking statements due to the risks and uncertainties of such statements.

Item 9.01. — Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

None

(b) Pro Forma Financial Information.

None

(d) Exhibits.

None

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LTC PROPERTIES, INC.

Dated: December 21, 2012	By:	/s/ WENDY L. SIMPSON
Wendy L. Simpson
CEO & President